UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2015

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200
(Registrant's telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Event.

On July 28, 2015, Immunomedics, Inc., a Delaware corporation (the “Company”) reported that licensing partner, UCB, SA, (“UCB”) announced that the two EMBODY™ Phase 3 clinical trials for epratuzumab in Systemic Lupus Erythematosus (SLE) did not meet the primary clinical efficacy endpoints in either dose in both studies. Treatment response in patients who received epratuzumab in addition to standard therapy was not statistically significant when compared to those who received placebo in addition to standard therapy. UCB is in the process of analyzing the full set of results from both studies. A high level review of the safety data did not identify any new safety concerns.

In May 2006, UCB and the Company entered into a Development, Collaboration and License Agreement (the “Collaboration Agreement”) providing UCB an exclusive worldwide license to develop, manufacture, market and sell epratuzumab for the treatment of all autoimmune disease indications. The Collaboration Agreement was amended by the parties in December 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

By: /s/ Cynthia L. Sullivan

Name: Cynthia L. Sullivan
Title: President and Chief Executive Officer

Date: July 28, 2015